KOSTIN RUFFKESS &COMPANY, LLC	Farmington New London	Pond View Corporate Center 76 Batterson Park Road Farmington, CT 06032
Business Advisors and Certified Public Accountants
Main Line: (860) 679-6000 Toll Free: (800) 286-KRCO Fax: (860) 678-6110 Web: www.kostin.com

Exhibit 14

Exhibit 14 - Consent of Independent Accountants

We consent to the incorporation by reference in this annual report (Form 10-K) of First Hartford Corporation and Subsidiaries of our report dated July 27, 2004, included in the 2004 Annual Report to the Shareholders of First Hartford Corporation and Subsidiaries.

Farmington, Connecticut
July 27, 2004